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                                                           EXHIBIT NO. 99.10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 2-60491 on Form N-1A of our report dated March 13, 2007 on the financial statements and financial highlights of MFS Municipal High Income Fund, a series of MFS Series Trust III, included in the Fund's 2007 Annual Report to Shareholders.


ERNST & YOUNG LLP
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Ernst & Young LLP


Boston, Massachusetts
March 26, 2007